                                [GRAPHIC OMITTED]

            -------------------------------------------------------

                                     LENDERS
                               MORTGAGE INSURANCE

                                  MASTER POLICY

            -------------------------------------------------------

                                       for

                             ST GEORGE BANK LIMITED
                                 (First Insured)

                         AXA Australia trustees Limited
                                (Second Insured)

                                 in relation to

                       CRUSADE GLOBAL TRUST No. 1 of 1999

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                                                                   Index page 1
--------------------------------------------------------------------------------

                   Housing Loans Insurance Corporation Pty Ltd
                   -------------------------------------------
                                (ACN 071 466 334)
                                -----------------

                           LENDERS MORTGAGE INSURANCE
                                  MASTER POLICY

                                      INDEX
                                      -----

                                                                       Page
--------------------------------------------------------------------------------
Operation of Master Policy                                              2
Proposals                                                               2
Approval                                                                2
Contract                                                                2
Timely Payment Cover                                                    2
Duty of Disclosure                                                      2
Variation or termination of Master Policy                               3
Notices                                                                 3

1.     DEFINITIONS AND INTERPRETATION

1.1    Definitions                                                      5
1.2    Interpretation                                                   8
1.3    Acts by Others                                                   9
1.4    Approval, Consent or Agreement of the Insurer                    9
1.5    Trustee Provisions                                               9
1.6    Credit Provider                                                  10
1.7    First Insured to act on behalf of Second Insured                 10
1.8    Additional Amount                                                10

2.     COVER PROVIDED BY THE POLICY

2.1    Period of Insurance                                              10
2.2    Cover in respect of the Insured Loan                             11
2.3    Cover in respect of Timely Payment Cover                         11

3.     CALCULATION OF LOSS IN RESPECT OF THE LOAN

3.1    Loss in respect of an Insured loan                               11
3.2    Amount Outstanding                                               11
3.3    Deductions                                                       11
3.4    Unrecouped Timely Payment Cover                                  12
3.5    Maximum Payable under Limited Cover Policy                       13
3.6    Credit Code                                                      13

4. CALCULATION OF LOSS IN RESPECT OF TIMELY PAYMENT COVER

4.1    Loss in respect of a single Repayment Instalment                 13
4.2    Aggregate limit and reinstatement                                13
4.3    Extension of cover beyond the maturity date                      13
4.4    Credit Code Limits                                               14


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                                                                    Index page 2
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5.     REPORTING OBLIGATIONS
5.1    Notice of Default                                                14
5.2    General Reports on all Insured loans                             14
5.3    Reports relating to fixed term loans                             14
5.4    Reports relating to Borrower, Mortgagor, Mortgage
       Guarantor or the Property                                        15
5.5    Reports relating to a Prior Mortgage                             15
5.6    Reports Relating to Year 2000 Communications Issues              15
5.7    Form of Reports                                                  16

6.     EXERCISE OF REMEDIES
6.1    The Insurer Notification                                         16
6.2    The Insurer may require steps to be taken                        16
6.3    Due Care                                                         16

7.     CLAIMS
7.1    Form of Claim                                                    16
7.2    Information                                                      16
7.3    Timing of claim in respect of the Loan                           17
7.4    Timing of claim in respect of a Repayment Instalment             17
7.5    Payment of a claim                                               17
7.6    Interest on claims                                               17
7.7    The Insurer may determine to pay a claim                         17
7.8    Terms and condition of payment of a claim                        17
7.9    Reimbursement of claims paid                                     18
7.10   Insured in breach of the Policy                                  18
7.11   Year 2000 Ready                                                  18

8.     ACCOUNTING FOR CLAIMS IN RESPECT OF TIMELY PAYMENT COVER
8.1    Accounting for Policy                                            18
8.2    No diminishing of rights against the Borrower or Mortgagor       18

9.     CONDITIONS
9.1    Action requiring the Insurer's consent                           18
9.2    The Insurer's other requirements                                 19

10.    EXCLUSIONS                                                       20

11.    CANCELLATION OF THE POLICY
11.1   Cancellation by the Insurer                                      20
11.2   Cancellation by the Insured                                      20

12.    AUDIT                                                            20

13.    ASSIGNMENT OF POLICY
13.1   General                                                          21
13.2   Second Insured                                                   21

14     GOVERNING LAW AND SUBMISSION TO JURISDICTION                     21

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                                                                         Page 1
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                   Housing Loans Insurance Corporation Pty Ltd
                   -------------------------------------------
                                (ACN 071 466 334)

                           LENDERS MORTGAGE INSURANCE
                                  MASTER POLICY

         Housing Loans Insurance Corporation Pty Ltd agrees to issue policies of lenders mortgage insurance to the First Insured named below in accordance with the terms and conditions of this Master Policy.

         First Insured:   St George Bank Limited (ACN 055 513 070)
                          Level 4, 4-16 Montgomery Street, Kogarah
                          Attention:
                          Facsimile:

         Second Insured:
                          AXA Australia Trustees Limited (ACN xxx xxx xxx) Level 1, 44 Market Street, Sydney
                          Attention:
                          Facsimile:

         Address for notices to First Insured: (if varies from above)

         Address for notices to Second Insured: (if varies from above)

         Date Master Policy commences: [ date ]

         Executed as a Deed in Sydney
         Signed sealed and delivered on behalf of Housing Loans Insurance Corporation Pty Ltd

         ----------------------------------            -------------------------
         Authorised Representative                     Witness


         Signed sealed and delivered on behalf of the First Insured


         -----------------------------------           -------------------------
         Authorised Representative                     Witness


         Signed sealed and delivered on behalf of the Second Insured


         ----------------------------------            -------------------------
         Authorised Representative                     Witness


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                                                                         Page 2
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                         OPERATION OF THIS MASTER POLICY

         This Master Policy sets out the way in which the Insurers will deal with proposals for lenders mortgage insurance and the terms and conditions applying to Policies issued to the First Insured. A separate Policy is issued in respect of each loan approved to be insured. The Insurer for a particular loan shall be that Insurer selected by the First Insured and who approves the loan for insurance under this Master Policy.

         PROPOSALS

         The First Insured may from time to time provide the information required by the Insurer about a loan proposed to be an Insured Loan in the form and manner specified by the Insurer. The Insurer may approve or reject the proposal or request further information. For this purpose, the Insurer and the First Insured may agree on a procedure for the submission and approval of proposals, and in that case proposals shall only be submitted and approved in accordance with the agreed procedure. A proposal must identify the Insurer from whom cover is being sought, or alternatively the identity of the Insurer may be agreed in advance and form part of the agreed procedure for the submission and approval of proposals.

         Where the Insurer has agreed to receive proposals on terms that the proposed loans are of a certain type, meet certain conditions or are in accordance with Lending Guidelines, on making a proposal the First Insured shall be taken to state that the First Insured has made full inquiry and that the proposed loan is of that type, meets those conditions and is in accordance with any applicable Lending Guidelines other than to the extent expressly stated in the proposal.

         Note: Lending Guidelines means the guidelines of the First Insured for the making of loans which are approved by the Insurer including any amendments made to those guidelines with the prior approval of the Insurer.

         APPROVAL

         On approval of a proposal the Insurer shall:

         (a) make an entry in its records of the approval and details of the Insured Loan Contract; and

         (b) if requested by the First Insured, the Insurer will issue an Acceptance Advice and if agreed by the Insurer within 14 days of the Effective Date issue a Certificate of Insurance in respect of the Insured Loan/s.

         The Insurer may but it is not required to advise the First Insured of the reason for rejection of a proposal.

         CONTRACT

         Following approval of a proposal a Policy shall be taken to issue on the Effective Date in respect of the proposed loan. Each such Policy will operate as a Deed.

         TIMELY PAYMENT COVER

         If the Insurer approves a proposal for insurance that includes Timely Payment Cover then the provisions of the Policy relating to Timely Payment Cover shall apply. If Timely Payment Cover applies it will be shown on the Schedule.

         DUTY OF DISCLOSURE

         The Insured acknowledges its duty under the Insurance Contracts Act 1984, to disclose to the Insurer every matter that it knows, or could reasonably be expected to know, is relevant to the Insurer's decision whether to accept the risk of the insurance and, if so, on what terms.

         The Insured has the same duty to disclose those matters to the Insurer before renewing, extending, varying or reinstating a Policy. The duty applies up until the Effective Date in respect of each Policy.

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                                                                         Page 3
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         The duty, however, does not require disclosure of a matter:

         (a)      that diminishes the risk to be undertaken by the Insurer;

         (b)      that is of common knowledge;

         (c) that the Insurer knows or, in the ordinary course of its business, ought to know;

         (d) as to which compliance of this duty of disclosure is waived by the Insurer.

         If the Insured fails to comply with its duty of disclosure, the Insurer may be entitled to reduce its liability under a Policy in respect of a claim or may cancel the Policy.

         If the Insured's non-disclosure is fraudulent, the Insurer may also have the option of avoiding the Policy from the beginning.

         Note: the Insurer shall treat the Insured as knowing anything that any person, who is an agent or employee of the Insured or Mortgage Manager knows or in the ordinary course of its business ought to know.

         VARIATION OR TERMINATION OF MASTER POLICY

         The Insurer may vary or terminate this Master Policy by giving to the Insured at least 28 days notice of its intention to do so and in that event:

         (a) any variation set out in the notice shall apply to any proposal approved by the Insurer on or after the date specified in the notice; and

         (b) the termination shall operate from the date specified in the notice, but the termination shall not affect any proposal approved by the Insurer or any Policy issued by the Insurer prior to the date of termination

         The Insurer may not vary this Master Policy for any Insured Loan except where the variation is generally applied to all insured customers of the same type in relation to the same type of insurance and where the variation is necessitated to ensure that, as a consequence of a change in law, the Insurer is not in breach of the law.

         It is expressly understood that the Insurer is not liable for any loss or damage howsoever caused by, arising from, or attributable to any failure, neglect, omission or error in communication of any information which is or is intended to be given to or made by the. Insured arising from the failure of the Insured's computer systems or other items to be Year 2000 Ready other than as the result of any failure in the Insurer's computer systems or other items to be Year 2000 Ready.

         NOTICES

         Any notice given under this Master Policy or under any Policy issued under it:

         (a) must be in writing addressed to the intended recipient at the address shown below or the address last notified by the intended recipient to the sender:

                  in the case of notices to the Insurer:

                  Attention: Managing Director

                  Address: HLIC/GEMICO Australia,
                           Level 23, AAP Tower,
                           259 George Street,
                           SYDNEY   NSW  2000

                  Fax:     (02) 9247 6733

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                                                                         Page 4
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                  in the case of the First Insured:

                  To the attention of the person and at the address and fax number shown on the front of this Master Policy;

                  in the case of the Second Insured:

                  To the attention of the person and at the address and fax number shown on the front of this Master Policy;

              (b) must be signed by a person duly authorised by the sender,

              (c) will be taken to have been given:

                  (i) (in the case of delivery in person) when delivered or left at the above address;

                  (ii) (in the case of facsimile transmission) when recorded on the transmission result report unless:

                         (A) within 24 hours of that time the recipient informs the sender that the transmission was received in an incomplete or garbled form; or

                         (B) the transmission result report indicates a faulty or incomplete transmission; and

                   (iii) (in the case of post) on the seventh day after the
                         date on which the notice is ccepted for posting by the relevant postal authority.

                     If delivery or receipt is on a day when commercial premises are not generally open for business in the place of receipt or is later than 4pm (local time) on any day, the notice will be taken to have been given on the next day when commercial premises are generally open for business in the place of receipt.

              (d) In this clause a "notice" includes the giving of any approval or consent or the provision of any information or report.


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                                                                         Page 5
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                                 POLICY WORDING

1.            DEFINITIONS AND INTERPRETATION

1.1           Definitions

              In this Master Policy and any Policy issued under it, unless the contrary intention appears:

              Acceptance Advice in relation to a loan proposed to be insured, means:

              (a) if agreed by the Insurer an advice by the Insurer confirming its agreement to insure the loan, the details of the loan and any special conditions to apply to the Policy; or

              (b) in any other case an entry in the records of the Insurer of its agreement to insure the loan, the details of the loan and any special conditions to apply to the Policy;

              Additional Advance means any amount which is or becomes owing to the Insured under the Insured Loan Contract or which is secured by the Mortgage, in addition to the Loan Amount or which is in addition to the Loan Amount reduced by any repayments of principal that is not interest, fees or charges payable under the Insured Loan Contract;

              Approved Additional Advance means an Additional Advance approved by the Insurer for insurance under a Policy in its absolute discretion, or which is of a type and in accordance with any conditions specified in the Schedule.

              Approved General Insurance Policy means a policy of insurance:

              (a) issued by an insurer authorised to carry on insurance business in Australia;

              (b) which does not preclude any claim under it by virtue of the Policy;

              (c)    under which the Property is insured:

                     (i) in the case where the Property is a lot or unit under a strata plan, by the body corporate of the strata plan; and

                     (ii) in any other case, for the interests of the Insured and the Mortgagor for not less than the value of all buildings and improvements on the Property; and

              (d) which provides insurance against destruction or damage by events which include fire, storm and tempest, lightning and earthquake and such other risks as are:

                     (i)    required under the Insured Loan Contract; or

                     (ii) reasonably required by the Insurer by notice to the Insured;

              Approved Prior Mortgage means a mortgage or other security ranking in priority to the Mortgage securing the Insured Loan which was disclosed to the Insurer prior to the issue of the Acceptance Advice or subsequently approved by the Insurer;

              Note: any subsequent approval of a prior mortgage shall be at the absolute discretion of the Insurer.

              Approved Prior Mortgagee means the person entitled as mortgagee to the benefit of an Approved Prior Mortgage;

              Borrower means the person who is liable to repay the Insured Loan and who is so named in the Certificate of Insurance;

              Certificate of Insurance in relation to an Insured Loan, means:


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                                                                         Page 6
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              (a)    if no certificate is issued to the Insured by the Insurer -
                     the most recent information in respect of the Policy contained in the records of the Insurer setting out the matters specified for inclusion in the Certificate of Insurance in the policy wording; or

              (b) if a certificate is issued to the Insured by the Insurer - the most recent certificate issued by the Insurer in respect of the Policy setting out the matters specified for inclusion in the Certificate of Insurance in the policy wording;

              Collateral Security means any mortgage, charge, encumbrance, guarantee, Mortgage Guarantee, letter of credit, letter of comfort or any other right of any description from time to time relied upon by the Insured as supporting the obligations under the Insured Loan Contract;

              Credit Code means the Consumer Credit Code set out in the appendix to the Consumer Credit (Queensland) Act 1994 and the regulations made under that Act as adopted, amended or supplemented in the relevant state or territory of Australia.

              Default in respect of an Insured Loan Contract, means any event on or following which the Insured's power of sale in relation to the Property becomes exercisable whether immediately or at the Insured's option or upon the expiration of any notice or period of time and whether or not the power of sale only arises if before the expiration of the notice or period of time the default remains unremedied;

              Effective Date means:

              (a) in the case of an Insured Loan other than an Approved Additional Advance, the latest of:

                     (i) the date monies are first advanced under the Insured Loan Contract;

                     (ii) the date that the Mortgage securing the Insured Loan is granted to or acquired by the Insured; or

                     (iii) the date the premium is received by the Insurer in respect of the proposed Insured Loan; or

              (b) in the case of any Approved Additional Advance approved by the Insurer, the latest of:

                     (i) the date monies are first advanced on account of the Approved Additional Advance; or

                     (ii) any additional premium is received by the Insurer in respect of the Approved Additional Advance.

              Government includes any local government or any government or local government authority or any body established by statute and controlled by government;

              Insurer means Housing Loans Insurance Corporation Pty Ltd;

              Insured means the First Insured, the Second Insured or a person entitled to the benefit of this Policy;

              Insured Loan means the loan described in the Certificate of Insurance including:

              (a)    any Approved Additional Advance; and

              (b) the Loan or Approved Additional Advance as amended pursuant to section 66 or 68 of the Credit Code;

              Insured Loan Contract means the contract under which the Insured Loan is made and the Mortgage securing the Insured Loan;

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                                                                         Page 7
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              Lending Guidelines means the guidelines of the Insured for the making of loans which are approved by the Insurer including any amendments made to those guidelines with the prior approval of the Insurer;

              Loan Amount in respect of an Insured Loan, means:

              (a) the amount of principal originally advanced, not being greater than the amount of principal shown in the Certificate of Insurance; and

              (b) the amount of principal advanced under any Approved Additional Advance,

              less any amount of principal repaid (not including any amount the subject of a claim paid by the Insurer for loss in respect of a Repayment Instalment) and excluding any capitalised interest, fees and charges;

              Loss Date in respect of an Insured Loan means:

              (a) where following a Default the Insured or an Approved Prior Mortgagee sells the Property, the date on which the sale is completed;

              (b) where following a Default the Insured or an Approved Prior Mortgagee becomes the absolute owner by foreclosure, the date on which that event occurs;

              (c) where following a Default the Mortgagor sells the Property with the prior approval of the Insured and the Insurer, the date on which the sale is completed;

              (d) where the Property is compulsorily acquired or sold by a government for public purposes and there is a Default (or where the Mortgage has been discharged by the operation of the compulsory acquisition or sale and there is a default in repayment of the Insured Loan which would have been a Default but for the occurrence of that event), the date being the later of the date of the completion of the acquisition or sale or the date 28 days after the date of the default;

              (e) where the Insurer has agreed or determined to pay a claim under the Policy, the date specified in that agreement or determination;

              Mortgage means the mortgage of real property which is security for the Insured Loan, details of which are set out in the Certificate of Insurance or a security substituted for the mortgage:

              (a) where the Credit Code applies - in accordance with section 47 of the Credit Code; or

              (b) in any other case - approved by the Insurer in its absolute discretion;

              Note: In giving any consent or imposing any condition on a consent under section 47 of the Credit Code the Insured shall have regard to the interests of the Insurer

              Mortgage Guarantee means a guarantee given by a Mortgagor guaranteeing the obligations of the Borrower under the Insured Loan;

              Mortgage Manager means a person approved by the Insurer who manages Insured Loans on behalf of the Insured;

              Mortgagor means the mortgagor of the Mortgage who is named as such in the Certificate of Insurance;

              Policy means the lenders mortgage insurance policy issued in respect of an Insured Loan under this Master Policy and shall consist of:

              (a)    the policy wording;

              (b)    the Certificate of Insurance; and

              (c)    the Schedule and any attachments to it.

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                                                                         Page 8
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              Property means the real property described in the Certificate of
              Insurance and mortgaged under the Mortgage;

              Repayment Instalment means a sum payable periodically at monthly or other intervals on account of amounts outstanding under an Insured Loan;

              Schedule means the most recent Schedule issued to the First Insured in respect of this Master Policy setting out matters specified for inclusion in the Schedule in the policy wording and any special conditions applying to the Policy;

              Scheduled Balance means, for the purposes of this Master Policy, the amount that would have been outstanding if the minimum Repayment Instalments under the Insured Loan Contract had been made on the scheduled dates.

              Standard Rate means the rate of interest which is charged under an Insured Loan if Repayment Instalments are paid by a particular time or within a particular period;

              Timely Payment Cover means the insurance provided by clause 2.3;

              Trust means if the Second Insured holds the benefit of the Policy as the Trustee of a Trust, the trust shown in the Schedule.

              Year 2000 Ready in respect of a computer system or other items means that the functionality or performance of that computer system or those other items is not affected by dates prior to, during and after the year 2000 (other than functionality or performance which would have been affected had the relevant items been able to process dates prior to, during and after the year 2000 in the first place) and in particular:

              (a) no value for current date will cause any interruption in operation of the computer system;

              (b) the date-based functionality of the computer system must behave consistently for dates prior to, during and after the year 2000;

              (c) in all interfaces and data storage in respect of the computer system, the century in any date must be specified either explicitly or by unambiguous algorithms or interfacing rules; and

              (d) the Year 2000 must be recognised by the computer system as a leap year.

1.2           Interpretation

              In this Master Policy and any Policy issued under it, unless the contrary intention appears:

              (a)    the singular includes the plural and conversely;

              (b)    a gender includes all genders;

              (c) where a word or phrase is defined, its other grammatical forms have a corresponding meaning;

              (d) a reference to a person includes a body corporate or unincorporated body or other entity;

              (e) a reference to any legislation or to any provision of any legislation includes any modification or re-enactment of it, any legislative provisions substituted for it, and all regulations and statutory instruments under it;

              (f)    a reference to a clause is to a clause of this Policy;

              (g) all references to dollars and expressions preceded by the symbol "$" shall be to Australian currency and all references to cost, value and price shall be to cost, value and price expressed in Australian currency;

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                                                                         Page 9
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              (h)    writing and any reference to an advice, consent or approval includes facsimile transmission and recording or communicating by electronic or similar means;

              (i) a signature includes a copied, stamped or electronic signature; and

              (j) headings are for convenience only and do not affect interpretation.

1.3           Acts by Others

              For the purposes of the Policy, the receipt of any monies by the Insured, the doing of any act or thing, or the omission to do any act or thing, by the Insured shall include the receipt of those monies and the doing of the act or thing or the omission to do the act or thing by any other Insured or by the Mortgage Manager.

1.4           Approval, Consent or Agreement of the Insurer

              Where the approval, consent or agreement of the Insurer is required under the Policy then:

              (a) unless it is expressed that the approval, consent or agreement is in the absolute discretion of the Insurer or the contrary intention otherwise appears, the Insurer shall act reasonably in giving or refusing to give that approval or consent or in agreeing or not agreeing; and

              (b) the Insurer shall not be taken to have given its approval, consent or agreement unless it has done so in writing or it is recorded in the Certificate of Insurance in respect of the Insured Loan.

1.5           Trustee Provisions

              (a) The Second Insured holds the benefit of each Policy only in its capacity as trustee of the Trust and in no other capacity. A liability or obligation of the Second Insured to pay money under or in connection with each Policy can be enforced against the Second Insured only to the extent to which it can be satisfied out of the property of the Trust out of which the Second Insured is actually indemnified for the liability. This limitation of the Second Insured's liabilities or obligations under this Policy applies despite any other provision of each Policy and extends to all liabilities and obligations in any way connected with any representation, warranty, conduct, omission, agreement or transaction related to each Policy;

              (b) The Insurer may not sue the Second Insured in any capacity other than as trustee of the Trust, including seeking the appointment of a receiver (except in relation to the property of the Trust), a liquidator, an administrator or any similar person to the Second Insured or prove in any liquidation, administration or arrangement of, or affecting the Second Insured (except in relation to the property of the Trust);

              (c) The provisions of this clause 1.5 shall not apply to any obligation or liability of the Second Insured to the extent that the Second Insured is not actually indemnified for the obligation or liability as a result of the Second Insured's fraud, negligence or breach of trust.

                     For these purposes, it is agreed that the Second Insured cannot be regarded as being fraudulent, negligent or in breach of trust to the extent to which any failure by the Second Insured to satisfy its liabilities or obligations under a Policy has been caused or contributed to by a failure by the First Insured, the Mortgage Manager or the Trust Manager (being the Manager referred to in the Master Trust Deed and Supplementary Terms Notice detailed in the Schedule) or any other person (other than a person in respect of which the Second Insured is liable for their acts or omissions under such Master Trust Deed or Supplementary Terms Notice) to fulfil its obligations in relation to the Trust or under the Policy or any other act or omission of any such person.

              (d) The Second Insured is not obliged to do or refrain from doing anything under a Policy (including incur any liability) unless the Second Insured's liability is limited in the same manner as set out in paragraphs (a) to (c) of this clause.

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                                                                         Page 10
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              (e)    For the avoidance of doubt, nothing in this clause affect's the Insurer's rights under a Policy, or under the Insurance Contracts Act, to avoid or reduce a claim which may be made by, or on behalf of, the Second Insured under a Policy (or to obtain a declaration or any order to that effect).

1.6           Credit Provider

              If the Credit Code applies to an Insured Loan in respect of which the insured is the Second Insured and the Second Insured is not the credit provider for the purposes of the Credit Code then:

              (a) at all times the Second Insured must be entitled to require the credit provider to do such acts or things or not to do such acts or things as may be required under this Policy which may only be done or not done by the credit provider; and

              (b) it shall require the credit provider to do or not do those acts or things as may be required to be done or not done by the Second Insured under this Policy if it was the credit provider or failing that, take whatever steps are necessary to become the credit provider under the Insured Loan.

1.7           First Insured to act on behalf of Second Insured

              The Insurer acknowledges that, and the First Insured agrees with the Second Insured that whilst the First Insured is the Mortgage Manager, and while the Trust Manger is the Manager of the Trust(being the Manager referred to in the Master Trust Deed and Supplemetary Terms Notice detailed in the Schedule) where this Master Policy or a Policy requires the Second Insured (either in that capacity or as an Insured) to do an act or refrain from doing an act then the First Insured or Trust Manager will do that act or refrain from doing that act (as the case may be) on behalf of the Second Insured (other than a requirement for the payment of any money by the Second Insured). This clause regulates the arrangement between the First Insured, the Second Insured and the Trust Manager only and does not affect the rights or obligations of the Insurer in respect of any Insured.

1.8           Additional Amount

              (a) If the Insurer becomes liable to pay goods and services tax or any like tax ("GST") on any part of the premium payable by the Insured in respect of the Policies issued under this Master Policy then the Insurer shall notify the First Insured of that fact, the date on which the GST is payable and the amount calculated under this clause (the "Additional Amount") showing how that amount is allocated with respect to each Policy issued under this Master Policy.

              (b) The First Insured shall pay to the Insurer the Additional Amount as specified in the notice at least 30 days prior to the date on which the GST is payable by the Insurer or, if the notice is given less than 40 days prior to the date on which the GST is payable, then within 14 days of the giving of the notice.

              (c) The Additional Amount is in respect of policies issued under this Master Policy and still in force at the GST commencement date in respect of which the GST is levied, adjusted as follows:

                     (i) If stamp duty is payable in respect of the Additional Amount then the Additional Amount shall be increased by a further amount so that after paying GST on that further amount the amount remaining is the amount of stamp duty payable;

                      (ii) The amount payable under this clause shall be reduced by any refund of stamp duty that has been or will be received by the Insurer in respect of the premiums paid or payable in respect of any Policies issued under this Master Policy; and

              (d) For the purposes of this clause the Additional Amount shall only be payable in respect of that part of the premium in respect of which the GST is payable.

              (e) The Insurer will consider in good faith any reasonable request by the First Insured to pass on to the First Insured any material reduction in costs or other benefits which accrue to the

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                     Insurer as a direct result of the introduction of GST or
                     the associated abolition or reduction of other statutory charges, levies, duties or taxes (excluding taxes on the income of the Insurer).

2.            COVER PROVIDED BY THE POLICY

2.1           Period of Insurance

              The Policy in respect of an Insured Loan applies:

              (a) in the case of the First Insured, from the Effective Date until the earliest of:

                     (i) if the Insured Loan and the Mortgage securing the Insured Loan is beneficially assigned to the Second Insured - midnight on the day immediately preceding such assignment; or

                     (ii) the date the Insured Loan or the Mortgage securing the Insured Loan is assigned, transferred or mortgaged to a person other than to a person who is or becomes an Insured; or

                     (iii)  the date the Insured Loan is repaid in full; or

                     (iv) the date the Insured Loan ceases to be secured by the Mortgage (other than in the case where the Mortgage is discharged by the operation of a compulsory acquisition or sale by a government for public purposes); or

                     (v) the maturity date as set out in the Certificate of Insurance or as extended with the consent of the Insurer or as varied by a court under the Credit Code; or

                     (vi) the date the Policy is cancelled in respect of the Insured Loan in accordance with the Policy; and

              (b) in the case of the Second Insured, on and from the date the Insured Loan and the Mortgage securing the Insured Loan are beneficially assigned to it until the earliest of:

                     (i) the date the Insured Loan or the Mortgage securing the Insured Loan is assigned, transferred or mortgaged to a person other than to a person who is or becomes an Insured; or

                     (ii)   the date the Insured Loan is repaid in full; or

                     (iii) the date the Insured Loan ceases to be secured by the Mortgage (other than in the case where the Mortgage is discharged by the operation of a compulsory acquisition or sale by a government for public purposes); or

                     (iv) the maturity date set out in the Certificate of Insurance, or as extended with the consent of the Insurer or as varied by a court under the Credit Code; or

                     (v) the date the Policy is cancelled in respect of the Insured Loan in accordance with the Policy.

                     Note: in this provision a court includes a Court as defined under the Credit Code

2.2           Cover in respect of the Insured Loan

              In accordance with the Policy, the Insurer shall pay to the Insured the loss in respect of that Insured Loan if the Loss Date occurs in respect of that Insured Loan.

              Where a Default occurs prior to the expiry date of the Policy or the cancellation of the Policy, the Insurer shall pay to the Insured the loss in respect of that Insured Loan even though the Loss Date occurs after the period of insurance has ended.

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2.3           Cover in respect of Timely Payment Cover

              In accordance with the Policy, and where the Schedule states that Timely Payment Cover applies, the Insurer shall pay to the Insured the loss in respect of a Repayment Instalment if:

              (a) the Borrower fails to pay all or part of a Repayment Instalment due under an Insured Loan; and

              (b) that failure continues for 14 days after the due date for payment.

3.            CALCULATION OF LOSS IN RESPECT OF THE LOAN

3.1           Loss in respect of an Insured Loan

              The loss in respect of an Insured Loan is the amount outstanding less the deductions calculated under this clause as at the Loss Date, or where clause 3.4 applies calculated in accordance with that clause.

3.2           Amount outstanding

              The amount outstanding is the aggregate of:

              (a) the Loan Amount together with any interest fees or charges (whether capitalised or not), that are outstanding at the Loss Date;

              (b)    fees and charges paid or incurred by the Insured ; and

              (c) such other amounts (including fines or penalties) which the Insurer in its absolute discretion approves;

              which the Insured is entitled to recover under the Insured Loan Contract or any Mortgage Guarantee.

3.3           Deductions

              The deduction to be made from the amount outstanding is the aggregate of:

              (a) where the Property is sold, the sale price or where the property is compulsorily acquired the amount of compensation less any amount required to discharge any Approved Prior Mortgage;

              (b) where foreclosure action occurs, the value of the Insured's interest in the Property (treating the Insured's interest as including the interest of any prior Mortgagee who is not an Approved Prior Mortgagee);

              (c) any amount received by the Insured under any Collateral Security;

              (d)    all amounts paid to the Insured:

                     (i) by way of rents, profits or proceeds in relation to the Property; or

                     (ii) under any policy of insurance relating to the Property and not applied in restoration or repair;

              (e) any interest whether capitalised or not that exceeds interest at the Standard Rate;

              Note: if the Credit Code applies to the loan then any interest greater than the interest calculated and accrued at the Standard Rate in accordance with the provisions of the Credit Code shall be excluded.

              (f) any fees or charges whether capitalised or not, that are not of a type or which exceed the maximum amounts specified below:

                     (i) premiums for Approved General Insurance Policies, levies and other charges payable to a body corporate under a strata title system, rates, taxes and other statutory charges;

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                                                                         Page 13
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                     (ii)   reasonable and necessary legal and other fees and
                            disbursements of enforcing or protecting the Insured's rights under the Insured Loan Contract, up to the maximum amount stated in the Schedule;

                     (iii) repair, maintenance and protection of the Property, up to the maximum amount or proportion of the value of the Property stated in the Schedule; and

                     (iv) reasonable costs of the sale of the Property by the Insured, up to the maximum amount stated in the Schedule;

                     Note: if the Credit Code applies to the Insured Loan then fees and charges that exceed the fees and charges recoverable under the Credit Code (less any amount that must be accounted for to the Borrower or the Mortgagor) shall be excluded.

              (g) losses directly arising out of physical damage to the Property other than:

                     (i)    losses arising from fair, wear and tear; or

                     (ii) losses which were recovered and applied in the restoration or repair of the Property prior to the Loss Date or which were recovered under a policy of insurance and were applied to reduce the amount outstanding under the Insured Loan;

              (h) any amounts by which a claim may be reduced under the Policy;
                  and

              (i) any deductible or other amount specified in the Schedule.

3.4           Unrecouped Timely Payment Cover claim

              If prior to the Loss Date the Insurer has paid a claim for loss in respect of Timely Payment Cover and that claim together with interest has not been repaid to the Insurer in accordance with clause 7.9(a) then:

              (a) firstly, the amounts specified in paragraphs (a), (b) or (c) of clause 3.3 shall be applied to repay the Insurer such claim in accordance with clause 7.9(a);

              (b) secondly, the amount outstanding under clause 3.2 is reduced by the amount applied to repay the Insurer under paragraph (a) of this clause; and

              (c) thirdly, the loss in respect of the Insured Loan is the amount outstanding so reduced less the deductions calculated under this clause as at the Loss date.

3.5           Maximum payable under Limited Cover policy

              If the Certificate of Insurance states that the Policy provides "Limited Cover" the maximum amount payable by the Insurer shall not exceed the percentage of the Loan Amount specified in the Certificate of Insurance.

3.6           Credit Code

              If the Credit Code applies to the Insured Loan then:

              (a) the amount outstanding calculated under clause 3.2 shall not exceed the amount required to pay out the Insured Loan as calculated in accordance with the provisions of the Credit Code at the last date prior to the Loss Date on which such payment could be made less any interest whether capitalised or not that exceeds the Standard Rate, and if after payment of a claim by the Insurer it is determined that no amount or a lesser amount was payable immediately preceding the Loss Date then the Insured shall immediately advise the Insurer and promptly pay to the Insurer any overpayment by the Insurer; and

              Note: the maximum amount will normally be the amount calculated under section 75 of the Credit Code.

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              (b)    if any application is made to a court under the Credit Code in respect of the Insured Loan after a Default or any application has been made prior to a Default that has not been finally disposed of prior to that Default then no claim shall be payable until the application has been finally disposed of.

              Note: in this provision a court includes a Court as defined under the Credit Code. The type of application to which this provision may apply is an application under section 68, 69, 70, 72, 77, 88, 101, 102, 107, or 114 of the Credit Code as well as other proceedings under the Code.

4.            CALCULATION OF LOSS IN RESPECT OF TIMELY PAYMENT COVER

4.1           Loss in respect of a single Repayment Instalment

              The amount of the Insured's loss in respect of a Repayment Instalment is the amount by which the amount received by the Insured on account of that Repayment Instalment is less than the amount of that Repayment Instalment calculated at the Standard Rate, less -

              (a) any amount by which a claim may be reduced under the Policy; or

              (b)    any deductible or other amount specified in the Schedule.

4.2           Aggregate limit and reinstatement

              The aggregate amount payable in respect of all losses in respect of Repayment Instalments under the Policy shall not exceed the amount specified in or calculated in accordance with the method set out in the Schedule and that aggregate shall be reinstated by any amounts subsequently repaid or reimbursed to the Insurer.

4.3           Extension of cover beyond the maturity date

              If at the end of the term of the Insured Loan in respect of which Repayment Instalments are for interest only, all or part of the Loan Amount remains outstanding then for the purpose of the insurance for a loss in respect of a Repayment Instalment, an obligation to make Repayment Instalments under the Insured Loan Contract of interest only calculated at the Standard Rate applicable at the end of the term shall be deemed to continue:

              (a) at the repayment intervals specified under Insured Loan Contract;

              (b) until the first to occur of the repayment of that Insured Loan or the expiration of six months from the end of the term of the Insured Loan.

4.4           Credit Code limits

              If the Credit Code applies to the Insured Loan then the maximum loss in respect of a Repayment Instalment shall be the amount of the Repayment Instalment calculated in accordance with the provisions of the Credit Code as if that Repayment Instalment was paid on the due date and if after payment by the Insurer of a loss in respect of a Repayment Instalment it is determined that no amount or a lesser amount was payable by the Borrower in respect of that Repayment Instalment then the Insured shall immediately advise the Insurer of that fact and promptly repay to the Insurer the difference between the amount paid by the Insurer in respect of the loss and the amount payable in accordance with the provisions of the Credit Code.

              Note: the Repayment Instalment must be calculated in accordance with the Credit Code without any default interest.

5.            REPORTING OBLIGATIONS

5.1           Notice of default

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                                                                         Page 15
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              Within 14 days after the end of each month the Insured must inform the Insurer if at the end of month:

              (a) where Repayment Instalments are payable monthly or more frequently, an amount due by the Borrower by way of interest or otherwise in respect of an Insured Loan which equals or exceeds at least 90% of the sum of Repayment Instalments payable in a period of 3 months; and

              (b) in any other case, an amount due by the Borrower in respect of an Insured Loan has remained unpaid for one month,

              and must furnish such further information as the Insurer requests.

5.2           General reports on all Insured Loans

              The Insured must, within 28 days of receiving a written request from the Insurer, provide the Insurer with a status report which sets out:

              (a) all Insured Loans or all Insured Loans of a particular type or location insured under a Policy issued under this Master Policy;

              (b)    the Scheduled Balance in respect of those Insured Loans;

              (c)    the amount outstanding under each of those Insured Loans;
                     and

              (d) other information about those Insured Loans, the Insured Loan Contracts, any Mortgage Guarantees or Collateral Securities as the Insurer reasonably requests.

              The Insurer may request a status report under this clause no more than twice a year.

5.3           Reports relating to fixed term loans

              Where the Policy applies to an Insured Loan with a fixed term at the end of which the Loan Amount or any part of it that remains outstanding is to be repaid then, if the Borrower fails to repay the Loan Amount or that part of it on or before the end of the term, the Insured shall within 14 days of the end of the term notify the Insurer of the default.

5.4 Reports relating to the Borrower, Mortgagor, Mortgage Guarantor or the Property

              The Insured must as soon as possible and, in any event, not later than 14 days after it becomes aware of the relevant facts, inform the Insurer in writing of the following events:

              (a) the institution of proceedings for the bankruptcy or winding up of the Borrower, the Mortgagor, any Mortgage Guarantor or the provider of any Collateral Security;

              (b) any material failure of the Borrower, the Mortgagor, the Mortgage Guarantor or the provider of any Collateral Security to observe, comply with or perform any of their obligations or covenants contained in an Insured Loan Contract, the Mortgage, the Mortgage Guarantee or the Collateral Security other than those relating to payment of amounts due by the Borrower in respect of the Insured Loan;

              (c) the taking of possession of the Property by the Insured or any other person (including the date of possession);

              (d)    if the Credit Code applies to the Insured Loan:

                     (i) any request to materially vary the terms of the Insured Loan Contract, any Mortgage Guarantee or any Collateral Security or to postpone any enforcement proceedings;

                     Note: a request under this provision will include a request under section 66, 69 or 86. Enforcement proceedings has the same meaning that the term has under the Credit Code.

                     (ii) any application made in respect of the Insured Loan to a court and any order of that court;

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                                                                         Page 16
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                     Note: in this provision a court includes a Court as defined under the Credit Code. The type of application to which this provision may apply is an application under section
                     68, 69, 70, 72, 77, 88, 101, 102, 107, or 114 of the Credit
                     Code as well as other proceedings under the Code.

                     (iii) if the Insured becomes aware or, in the ordinary course of business ought to be aware that the terms of the Insured Loan Contract, any Mortgage Guarantee or any Collateral Security, or any act or omission of the Insured, may constitute a contravention of the Credit Code, and must furnish to the Insurer such further information about the events as the Insurer requests.

5.5           Reports relating to a Prior Mortgage

              Where a Mortgage is not a first mortgage, the Insured must as soon as possible and, in any event, not later than 14 days after it becomes aware, or in the ordinary course of business ought to become aware of the relevant facts, notify the Insurer if:

              (a) the Mortgagor has failed to observe or comply with any of the Mortgagor's obligations or covenants contained in any prior mortgage;

              (b) a prior mortgagee has entered into possession of the Property or sold it or commenced foreclosure action or commenced proceedings against the Mortgagor for recovery of any amounts owing under the prior mortgage, or proposes to exercise any of these remedies; or

              (c) the principal amount owing under a prior mortgage has increased since the date of the Acceptance Advice.

5.6           Reports Relating to Year 2000 Communications Issues

              If the Insured becomes aware of any failure in its computer systems or other items to be Year 2000 Ready and which causes or may reasonably be expected to cause a claim, the Insured must immediately notify the Insurer with full written details including, but not limited to the nature of the failure, details of the relevant Borrower, if applicable, and details of how the failure may lead to a claim.

5.7           Form of reports

              The Insurer may require the notices and reports required under this clause to be in a form approved by the Insurer.

6.            EXERCISE OF REMEDIES

6.1           Insurer notification

              The Insured must not, without prior notice to the Insurer:

              (a) enter into possession of the Property, sell it, take foreclosure action or appoint any receiver or manager of the Property;

              (b) commence any legal proceedings in relation to the Insured Loan Contract, any Mortgage Guarantee or any Collateral Security; or

              (c) if the Credit Code applies to the Insured Loan Contract, take any enforcement proceedings or make any application to a court in relation to the Insured Loan Contract, any Mortgage Guarantee or any Collateral Security.

              Note: enforcement proceedings has the same meaning as that term has under the Credit Code. A court includes any Court as defined under the Credit Code. Applications to a court may include applications under section 101 or 102 of the Credit Code.

6.2           The Insurer may require steps to be taken

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                                                                         Page 17
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              (a)    If the Insurer becomes aware (by reason of a report or
                     otherwise) of an actual or alleged contravention of a key requirement under the Credit Code the Insurer may request the Insured to engage (at the Insured's expense) an expert (acting as an expert and not an arbitrator) to advise in writing whether there is such a contravention, if so, its effect and how best to stop it.

                     In this clause 6.2(a), "expert" means:

                     (i)    a person agreed between the Insurer and the Insured;
                            or

                     (ii) failing agreement after such a notice is given to the Insured, a barrister or solicitor of at least 7 years standing practicing in the Supreme Court of a State or Territory of Australia who is chosen by the President for the time being of the Law Society.

                     The Insured may not unreasonably refuse to comply with such a request, shall promptly and diligently brief the expert (with due regard to the interests of, and any material provided by, the Insurer) and shall promptly provide to the Insurer a copy of the expert's written advice.

              (b) If the Insurer becomes aware (by reason of a report or otherwise) of any actual or alleged contravention of the Insured Loan Contract, any Mortgage Guarantee or any Collateral Security, then the Insurer may require the Insured to take such steps as it notifies to the Insured that are in the Insurer's reasonable opinion in accordance with generally accepted prudent mortgage enforcement practice.

6.3           Due Care

              The Insured must promptly and diligently take and pursue all action as is required by or notified to the Insurer under this clause, and shall have due regard to the interests of the Insurer in exercising or not exercising any power, right or remedy under the Insured Loan Contract any Collateral Security or under any law including the Credit Code.

7.            CLAIMS

7.1           Form of claim

              All claims must be in a form and be accompanied by documents or information required by the Insurer.

7.2           Information

              All information provided in relation to a claim must be provided honestly and frankly.

7.3           Timing of claim in respect of the Loan

              A claim for a loss in respect of an Insured Loan must be lodged within 28 days after the Loss Date unless in its absolute discretion the Insurer otherwise agrees. Where a claim is not lodged within 28 days after the Loss Date the claim shall be reduced for any loss and damage the Insurer suffers by reason of the delay in lodgment of the claim.

7.4           Timing of claim in respect of a Repayment Instalment

              A claim for the Insured's loss in respect of a Repayment Instalment shall only be made following 14 days or more after the due date for payment of that Repayment Instalment by the Borrower.

7.5           Payment of a claim

              Payment by the Insurer in settlement of a claim will be made to the Insured within 14 days of the Insurer's receipt of the completed claim form and supporting information and documents.

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7.6           Interest on claims

              If a claim is not paid within 28 days of the date on which a completed claim form and all supporting information and documents are lodged, the Insurer will pay interest on the amount of the claim admitted by the Insurer at the Standard Rate from the date the completed claim form and supporting information and documents were lodged until payment of the claim.

7.7           The Insurer may determine to pay a claim

              Following a Default which remains unremedied for at least 6 months then the Insurer may in its absolute discretion give notice to the Insured that it will pay the claim for the loss in respect of that Insured Loan (whether or not a claim has been made) on a date specified in the notice (being a date not less than 14 days after the date of the notice) which date shall be the Loss Date.

7.8           Terms and condition of payment of a claim

              Upon payment of a claim for a loss in respect of an Insured Loan the Insurer shall be subrogated to all the rights and interests of the Insured in respect of the Insured Loan Contract, any Mortgage Guarantee or any Collateral Security and where the Insurer has agreed or determined to pay a claim or agreed to acquire an Insured Loan under this clause, that agreement or determination shall be on all or any of the following conditions as determined by the Insurer:

              (a) the Insured Loan Contract, any Mortgage Guarantee and any Collateral Security is transferred or assigned to the Insurer or its nominee at the Insured's expense;

              (b) the Insured delivers to the Insurer a power of attorney in a form approved by the Insurer and to the extent permitted by law under which the Insurer or nominated officers of the Insurer are severally and irrevocably constituted as the attorneys of the Insured to exercise, at the Insurer's discretion, all or any of the rights and powers of the Insured in relation to the Insured Loan Contract, any Mortgage Guarantee or any Collateral Security; or

              (c) the Insured takes such action (including legal proceedings) in relation to the Insured Loan Contract, any Mortgage Guarantee or any Collateral Security as the Insurer requests; and

              (d) the Insured gives to the Insurer such certificates and undertakings as are necessary in the opinion of the Insurer to establish that the Insured Loan Contract, any Mortgage Guarantee or any Collateral Security is valid and subsisting and that the relevant rights of the Insured remain undiminished and unimpaired.

              If the Insurer recovers an amount in excess of the amount of a claim paid in respect of an Insured Loan, then the Insurer shall:

                     (i)    refund any excess to the Insured; and

                     (ii) reassign to the Insured (at the Insured's expense) any remaining rights and interests assigned to assigned to the Insurer under this clause.

7.9           Reimbursement of claims paid

              All amounts received by the Insured on account of an Insured Loan (including any amount paid on account of any Additional Advance) or the property after the date on which any claim is made under this Policy (whether upon the exercise of powers following a Default or otherwise) must be notified to the Insurer immediately and such amounts are held on trust for the Insurer to be:

              a) firstly, where the Insurer has wholly or partly paid a claim, paid by the Insured to the Insurer until the amount so paid is equal to the amount paid by the Insurer under the Policy in respect of that Insured Loan; and

              b) secondly, applied to reduce the balance of the amount payable by the Insurer under the Policy in respect of that Insured loan.



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7.10          Insured in breach of the Policy

              the Insurer may refuse or reduce any claim for loss in respect of an Insured Loan or a Repayment Instalment by the amount that fairly represents the extent to which the Insurer's interests have been prejudiced by the Insured's failure to comply with any condition, provision or requirement of the Policy.

7.11          Year 2000 Ready

              The Insurer may refuse or reduce any claim for loss in respect of an Insured Loan by the amount that fairly represents the extent to which the Insurer's interests have been prejudiced by the failure of any item used or relied upon by the Insured to be Year 2000 Ready other than as the result of any failure in the Insurer's computer systems or other items to be Year 2000 Ready.

8.            ACCOUNTING FOR CLAIMS PAID IN RESPECT OF TIMELY PAYMENT COVER

8.1           Accounting for Policy

              For the purposes of the Policy only, all amounts received by the Insured on account of an Insured Loan (including any amount paid on account of any Additional Advance) after a claim for the Insured's loss in respect of any Repayment Instalment has been paid will be first appropriated and credited to Repayment Instalments (and interest on those Repayment Instalments at the Standard Rate) for which claims have been paid and:

              (a) where claims have been paid in respect of several Repayment Instalments, such amounts must be appropriated to those Repayment Instalments and interest on those Repayment Instalments in the order in which those Repayment Instalments became payable by the Borrower; and

              (b) any amount so appropriated and credited to a particular Repayment Instalment or interest on that Repayment Instalment will be deemed for the purposes of this clause to have been received by the Insured on account of that Repayment Instalment or interest on it as the case may be.

8.2           No diminishing of rights against the Borrower or Mortgagor

              The Insured must not accept or deal with any amount received from the Insurer pursuant to a claim made in respect of the Insured Loan or in respect of a Repayment Instalment or otherwise act in any way so as to extinguish or diminish its right to claim against the Borrower, the Mortgage Guarantor, the Mortgagor or any person providing any Collateral Security for the whole of any claim.

9.            CONDITIONS

9.1           Action requiring the Insurer's consent

              The Insured must not, without prior approval of the Insurer:

              (a) make any Additional Advance upon the security of the Property that ranks for payment ahead of the Insured Loan;

              (b) materially alter the terms of the Insured Loan Contract, any Mortgage Guarantee or any Collateral Security, other than an alteration made in accordance with section 66 or 68 of the Credit Code;

              (c) allow its rights to be reduced against the Borrower, the Mortgagor, any Mortgage Guarantor, any provider of any Collateral Security or the Property by compromise, postponement, partial discharge or otherwise;

              (d) approve any transfer or assignment of the Property without full discharge of the Insured Loan;

              (e)    contravene any provision of the Policy; or

              (f) consent to a further advance by an Approved Prior Mortgagee upon the security of the Approved Prior Mortgage.

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                                                                         Page 20
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9.2           The Insurer's other requirements

              The Insured must:

              (a) pay any premium within 28 days of the due date as specified in the Schedule;

              (b) not make any representation or statement (deemed or otherwise) in a proposal that is incorrect or breach the duty of disclosure;

              (c) ensure there is a Mortgage Manager in respect of the Insured Loan at all times if the Insured does not manage and administer the Insured Loan or is not a lender approved by the Insurer;

              (d) ensure there is a condition in the Insured Loan Contract that the Property is kept insured under an Approved General Insurance Policy and specifying in case of a failure to do so that the Insured may insure the Property under an Approved General Insurance Policy at the cost and expense of the Borrower or the Mortgagor and not advance any part of the Insured Loan to the Borrower before the Property is so insured;

              (e) where a Mortgage is not a first mortgage, take such action as the Insurer may require to oppose any application by any prior mortgagee for foreclosure against the Mortgagor and the Insured.

              (f) ensure the Mortgage has been duly registered with the land titles office in the State or Territory in which the Property is situated;

              Note: The Insurer shall not consider it to be a breach of this provision if the Mortgage has been lodged for registration in accordance with the normal practice of the jurisdiction and it has not been rejected.

              (g) ensure the Insured Loan Contract, any Mortgage Guarantee or any Collateral Security is duly stamped in each relevant State or Territory;

              Note:The Insurer shall not consider it to be a breach of this provision if all steps required by the relevant State or Territory stamp office have been taken and the Insured pays stamp duty when it falls due.

              (h) if an Insured Loan is for the purpose of (either solely or partly) or in connection with, the construction, refurbishment or renovation of any building the Insured must not, other than in accordance with the lending Guidelines, make any advance:

                     (i) before the Borrower (and the Mortgagor if not the Borrower) and the builder have entered into a contract which precludes the Borrower (and the Mortgagor if not the Borrower) from being charged more than a specified price inclusive of all expenses other than those incurred in respect of additional work or variations authorised in writing by the Borrower (and the Mortgagor if not the Borrower);

                     Note: The specified price must not exceed the price stated in the Acceptance Advice without the approval of the Insurer and the Insured Loan Contract must not permit the Borrower (and the Mortgagor if not the Borrower) to authorise any additional work without the consent of the Insured.

                     (ii) intended to be paid to the builder before one of the Insured's officers or a competent third party has inspected the building to ensure that construction is sound and substantially in accordance with plans and specifications and that the payment is appropriate having regard to the progress of construction;

                     (iii) after a Default without the approval of the Insurer.

              (i) notify the Insurer of any Additional Advance made on the security of the Property, and where the Additional Advance is an Approved Additional Advance pay any additional premium required by the Insurer.

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                                                                         Page 21
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10.           EXCLUSIONS

              This Policy does not cover any loss arising from:

              (a)    any war or warlike activities;

              (b) the use, existence or escape of nuclear weapons material or ionizing radiation from or contamination by radioactivity from any nuclear fuel or nuclear waste from the combustion of nuclear fuel;

              (c) the existence or escape of any pollution or environmentally hazardous material;

              (d) the fact that the Insured Loan Contract, any Mortgage Guarantee or any Collateral Security is void or unenforceable;

              (e) where the Credit Code applies, any failure of the Insured Loan Contract, any Mortgage Guarantee or any Collateral Security to comply with the requirements of the Credit Code; or

              (f) the failure of the Insured's computer systems or other items to be Year 2000 Ready other than as the result of any failure in the Insurer's computer systems or other items to be Year 2000 Ready

11.           CANCELLATION OF THE POLICY

11.1          Cancellation by the Insurer

              If the Insurer is so entitled, it may cancel a Policy issued under this Master Policy by notice to the Insured without any refund of premium.

11.2          Cancellation by the Insured

              The Insured may cancel a Policy issued under this Master Policy by notice to the Insurer.

              Note: if the Insured Loan is fully discharged and the Insurer is notified within 3 months of that date it may refund such part of the premium as it determines.

12.           AUDIT

              The Insurer (or its nominee) at its cost, and after giving the Insured at least 14 days notice, may audit all or any of the Insured Loan Contracts, insured under the Master Policy and for this purpose the Insured shall co-operate with and provide reasonable assistance to the Insurer or its nominee and provide security packets and all files relating to the Insured Loan Contracts to be audited.

13.           ASSIGNMENT OF POLICY

13.1          General

              Subject to clause 13.2, a Policy issued under this Master Policy may only be assigned with the prior consent of the Insurer.

              Note: if the Credit Code applies to the Insured Loan then the Insurer's consent will not be given unless the Insurer is satisfied that the assignee is reasonably capable of complying with the Credit Code.

13.2          Second Insured

              The Insurer acknowledges and agrees that an Insured Loan may be beneficially assigned to the Second Insured notwithstanding that the Repayment Instalments under that Insured Loan are in arrears or that there is Default by a mortgagor in relation to that Insured Loan and upon assignment of any Insured Loan under this sub-clause, the Policy in relation to that Insured Loan shall be for the benefit of the assignee subject to any rights, entitlements or defences that may have arisen prior to the assignment.

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                                                                         Page 22
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14.           Governing Law and Submission to Jurisdiction

              This Master Policy and each policy issued shall be governed by the laws of New South Wales and the Insured and the Insurer shall submit to the non-exclusive jurisdiction of the courts of New South Wales.

                                    Schedule
--------------------------------------------------------------------------------

Approved Additional Advance - is in respect of a loan insured under this Master
Policy:

    a) any Additional Advance which is approved for insurance by the Insurer subject to the payment of an additional premium; or
    b)   any Loan Redraw.

Due Date is the date by which the premium is to be paid to the Insurer, and is:

    (a) in respect of individual loans insured under this Master Policy, within 28 days of the date of the first advance of loan funds; and
    (b) in respect of any pool of mortgages insured under this Master Policy for securitisation, the securitisation date.

Special Condition - Existing Insured Loans
Certain loans to be insured under this Master Policy have existing insurance issued by either Housing Loans Insurance Corporation ("HLIC"), Housing Loans Insurance Corporation Pty Ltd ("HLIC Pty Ltd") or GE Capital Mortgage Insurance Corporation (Australia) Pty Ltd (GEMICO) in respect of which a premium has been paid (the "Existing Insured Loans"). These loans are set out in annexure "A"

Where an Existing Insured Loan is covered by an insurance contract issued by the Commonwealth of Australia, under this Master Policy the Insurer shall only be liable for that part of the loss in respect of the Insured Loan which is not insured under the terms of any policy of insurance issued by the Commonwealth of Australia.

Where an Existing Insured Loan is insured under a policy issued by HLIC Pty Ltd or GEMICO then on and from the date that this Master Policy insures that loan the previous policy issued shall be cancelled and the terms of the insurance shall be governed by the terms and conditions of this Master Policy.

In respect of any Existing Insured Loans where there is insurance issued by the Commonwealth of Australia, the Insured agrees that it will provide reports in respect of that Existing Insured Loan as if the provisions of clause 4 of this Master Policy were incorporated into and were part of the policy issued by the Commonwealth of Australia.

It is agreed by the Insurer that in the event of any inconsistency between the Master Policy wording and the Schedule, with regard to the definition of Insurer, the Special Condition - Existing Insured Loans or the definition of Effective Date, for the purposes of this Master Policy the provisions of the Schedule will prevail.

[GRAPHIC OMITTED]

Loan Redraw - For the purposes of this Master Policy any loan redraw made under an Insured Loan Contract is an Approved Additional Advance. A loan redraw means, in respect of any loan not repaid in full, a redraw of repaid principal, where following the redraw the Loan Amount does not exceed the Scheduled Balance. No additional premium is payable to the Insurer in respect of a loan redraw. Any loan redraw will be deemed to have been notified to the Insurer in accordance with clause 9.2(i) of this Master Policy.

Maximum Enforcement Expenses - $2,000 unless otherwise approved in writing by the Insurer.

Maximum Repair Maintenance and Protection Costs - $1,000 unless otherwise approved in writing by the Insurer.

Maximum Sale Costs - $1,000 plus selling agent's commission unless otherwise approved in writing by the Insurer.

                                    Schedule
--------------------------------------------------------------------------------

Trust Details - The Crusade Global Trust No. 1 of 1999 established under a trust deed between the First Insured, the Second Insured and Crusade Management Limited dated on or about xx/xxx/1999 and the related Notice of Creation of Trust.

Master Trust Deed- the Deed so entitled on or about 14 March 1998 between the First Insured, the Second Insured, Crusade Management Limited, St.George Custodial Pty Limited, National Mutual Life Nominees Limited and Bankers Trustee Company Limited.

Supplementary Terms Notice- the Deed so entitled on or about 14 March 1998 between the First Insured, the Second Insured, Crusade Management Limited, St.George Custodial Pty Limited, National Mutual Life Nominees Limited and Bankers Trustee Company Limited.

Acknowledgement
The Insurer acknowledges that the Second Insured may charge the benefit of the Policies, the Master Policy and rights in Properties to National Mutual Life Nominees Limited( The "Security Trustee") under the security trust deed dated on or about 13 March 1998 between the Second Insured ,the Security Trustee, Bankers Trustee Company Limited and Crusade Management Limited and consents to that charge. If the Security Trustee so directs the Insurer, the Insurer will pay the Security Trustee or its nominee any amount payable to the Second Insured. Each party (other than the insurer) acknowledges that any payment so made by the Insurer to the Security Trustee shall operate to satisfy the Insurer's obligations under the Policy with respect to that payment and the Insurer shall cease to owe any obligations under the Policy to any other party with respect to that payment. The Insurer shall have no liability to any other party for any payment so made by it, and is not required to investigate whether the Security Trustee is entitled to direct it to make any such payment. This change to the Security Trustee shall not terminate the Second Insured's coverage under any such Policy pursuant to clause 2.1(b)(i).

Premium - The premium payable (including stamp duty where applicable) in respect of each loan insured under the Master Policy, as specified in Table 1., must be paid to the Insurer on or before the securitisation date.

Refund of Premium - To be based on the Insurer's standard refund policy in force from time to time. Current policy being as set out hereunder:

  -----------------------------------------------------------------------------
                              PREMIUM REFUND RATES

     Period from date of contract to date            Percentage of standard
     of loan repayment                               premium to be refunded

     1 year or less                                           40%
     Over 1 year to 2 years                                   20%

  No refund is payable where:
  . the loan is not discharged in full; or
  . the loan is repaid within one year of the maturity date of the mortgage; or . the amount payable is less than $100; or
  . a loss has eventuated or a claim has been made on HLIC; or
  . the loan has been reported to have had recent arrears.
  -----------------------------------------------------------------------------

Timely Payment Cover applies in respect of all loans insured under this Master Policy, up to an aggregate limit of 24 Repayment Instalments per loan.


Variations - Any variation to an Insured Loan (including substitution of security and partial release of security) which results in an increase to the Scheduled Balance or the loan to value ratio based on the Scheduled Balance in respect of that loan, will be subject to a new proposal form and a new premium. A special refund on the existing policy (based on the net premium paid) may be applicable subject to the Insurer's refund variation policy in force from time to time. Current policy being as set out hereunder:

         --------------------------------------------------------------
              Period from date of Contract to        Refund Payable
              date of variation
         --------------------------------------------------------------

                                    Schedule
--------------------------------------------------------------------------------


         --------------------------------------- -----------------------
         3 months or less                                 80%
         --------------------------------------- -----------------------
         Over 3 months to 1 year                          70%
         --------------------------------------- -----------------------
         Over 1 year to 2 years                           50%
         --------------------------------------- -----------------------
      Where the calculated refund is less than $100, no refund will be payable

Additional Amount - in respect of any Additional Amount payable by the First Insured to the Insurer pursuant to clause 1.8 of this Master Policy the Insurer confirms that it will not take any steps to reduce its liability or deny any claims (which are in all other respects properly indemnifiable pursuant to the terms and conditions of this Master Policy) solely as a consequence of any Additional Amount notified by the Insurer as being due from the Insured remaining unpaid after the due time for payment. The Insurer's rights and remedies in respect of unpaid Additional Amounts which arise under this Master Policy or otherwise remain unchanged.

--------------------------------------------------------------------------------


                       HLIC/GEMICO Australia MASTER POLICY

              CERTIFICATE OF INSURANCE - PARTICULARS TO BE INCLUDED

1.    Date of issue

2.    Name of Insured

3.    Name of the Mortgage Manager

4.    Name of Borrower

5.    Name of the Mortgagor

6.    Principal Loan Amount

7.    Description of Mortgaged Property

8.    Expiry Date (if applicable)

9.    Where Policy Limited Cover and if so percentage

--------------------------------------------------------------------------------



                      SCHEDULE - PARTICULARS TO BE INCLUDED

1.   Category  "A" loans

2.   Category  "B" loans

3.   Maximum Legal and Enforcement costs

4.   Maximum Repair Maintenance and Protection Costs

5.   Maximum Sale Costs

6.   Deductible (if any)

7.   Trust Details

8.   Approved Additional Advances

9.   Aggregate Timely Payment Cover Limit